UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 24, 2016

Venaxis, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Venaxis, Inc. (the “Company”) filed Articles of Amendment to amend and restate its Articles of Incorporation, as amended, with the Secretary of State of the State of Colorado on March 29, 2016 effective at 12:01 a.m. on March 30, 2016 (the “Restated Articles”). The Restated Articles were filed to amend and restate the Articles of Incorporation to effectuate a reverse stock split of the Company’s Common Stock, no par value, at a ratio of one-for-eight shares of Common Stock, which was the reverse stock split ratio selected by the Board of Directors pursuant to the authority granted to the Board of Directors by shareholders at the Special Meeting described below in Item 5.07.  The disclosure in Item 5.07 of this Form 8-K is incorporated by reference into this Item 5.03. A copy of the Restated Articles is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 5.07         Submission of Matters to a Vote of Security Holders.
At a Special Meeting of Shareholders of the Company, the total number of shares represented in person or by proxy was 22,020,883 of the 30,990,029 shares of Common Stock outstanding and entitled to vote at the Special Meeting as of the record date, February 2, 2016.

The Shareholders voted to approve and authorize the Board of Director’s to effect a reverse stock split of Common Stock within a range of one-to-four to one-for-ten shares of the common stock, in its discretion and, in connection with such reverse stock split, a corresponding amendment and restatement of the Company’s Articles of Incorporation, as amended:

19,172,151 votes	FOR the resolution
2,838,050 votes	AGAINST the resolution
10,682 votes	ABSTAIN

Item 9.01          Financial Statements and Exhibits
Exhibit No.	Description
3.1	Articles of Amendment to amend and restate the Articles of Incorporation, as amended, of Venaxis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc. (Registrant)
March 29, 2016	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer